UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 22, 2010

NIVS IntelliMedia Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52933	20-8057809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NIVS Industry Park, No. 29-31, Shuikou Road, Huizhou, Guangdong, People’s Republic of China 516006

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	86-752-3125862

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 22, 2010, NIVS IntelliMedia Technology Group, Inc., a Delaware corporation (the “Company”), through NIVS Holding Company Limited, a British Virgin Islands corporation and wholly-owned subsidiary of NIVS (“NIVS BVI”), acquired all of the issued and outstanding equity interests (the “Dongri Shares”) in the capital of Huizhou Dongri Digital Co. Ltd., a company incorporated in the People’s Republic of China (“Dongri”) pursuant to a Stock Purchase Agreement (the “Agreement”) dated January 19, 2010 entered into by and among East Best Industrial Limited, a British Virgin Islands corporation (the “Shareholder”), Hui Xi Li, the principal of the Shareholder (the “Shareholder Principal”) and NIVS BVI (the “Dongri Acquisition”).  The Shareholder owns 100% of the Dongri Shares.

Pursuant to the terms of the Agreement, the Shareholder agreed to sell and transfer the Dongri Shares to NIVS BVI.  Dongri is engaged in the business of research, development, manufacture and distribution mobile phones and related components. NIVS BVI agreed to pay up to US$23 million (the “Aggregate Purchase Price”) to the Shareholder for the Dongri Shares and consisted of (i) US$13 million paid within 30 days after closing of the Agreement and (ii) up to an additional US$10 million payable at future dates, contingent on certain performance metrics of Dongri being met, as described below, for the first half, third quarter, and fourth quarter of 2010.

If Dongri's after-tax income for the first half of 2010, January 1 - June 30, 2010, exceeds RMB13 million (US$1.91 million), then an additional US$3 million will be paid to the Shareholder. If Dongri's after-tax income for the first half of 2010 is between RMB6.5 million (US$955,000) and RMB13 million (US$1.91 million), then a pro-rata amount of US$3 million shall be payable to the Shareholder based on the amount that the after-tax income exceeds RMB6.5 million (US$955,000) divided by RMB6.5 million (US$955,000). If Dongri's after-tax income for the first half of 2010 is less than RMB6.5 million (US$955,000) then no additional funds will be paid to the Shareholder for the period.

If Dongri's after-tax income for the third quarter of 2010, July 1 - September 30, 2010, exceeds RMB7 million (US$1.03 million) then US$3 million shall be payable to the Shareholder. If Dongri's after-tax income for the third quarter of 2010 is between RMB3.5 million (US$514,000) and RMB7 million (US$1.03 million) then a pro-rata amount of US$3 million shall be payable to the Shareholder, where such pro-rata amount shall be calculated based on the amount that the after-tax income exceeds RMB3.5 million (US$514,000) divided by RMB3.5 million (US$514,000). If Dongri's after-tax revenue for the third quarter of 2010 is less than RMB3.5 million (US$514,000) then no additional funds will be paid to the Shareholder for the period.

If Dongri's after-tax income for the fourth quarter of 2010, October 1 - December 31, 2010 exceeds RMB8 million (US$1.18 million) then US$4 million shall be payable to the Shareholder. If Dongri's after-tax income for the fourth quarter of 2010 is between RMB4 million (US$590,000) and RMB8 million (US$1.18 million) then a pro-rata amount of US$4 million shall be payable to the Shareholder, where such pro-rata amount shall be calculated based on the amount that the after-tax income exceeds RMB4 million (US$590,000) divided by RMB4 million (US$590,000). If Dongri's after-tax income for the fourth quarter of 2010 is less than RMB4 million (US$590,000), then no additional funds will be paid to the Shareholder for the period.

Pursuant to the terms of the Agreement, all dollar figures used to calculate additional payments, if any, owed to the Shareholder will be calculated in accordance with U.S. GAAP, as determined by the Company and confirmed by the Company’s independent auditor.  Additional payments owed to the Shareholder, if any, will be made no later than the 30th day following the completion of the Company’s filing of the related financial statements with the U.S. Securities and Exchange Commission.

The Agreement included customary covenants, representations and warranties by the parties, including, among others, representations by the Shareholder regarding ownership of the Dongri Shares. The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Stock Purchase Agreement dated January 19, 2010, entered into by and among East Best Industrial Limited, Hui Xi Li and NIVS BVI

21.1	List of Subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIVS IntelliMedia Technology Group, Inc.

Dated: January 27, 2010	By:	/s/ Tianfu Li
	Name:	Tianfu Li
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Stock Purchase Agreement dated January 19, 2010, entered into by and among East Best Industrial Limited, Hui Xi Li and NIVS BVI

21.1	List of Subsidiaries.